SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 12, 2003

(Date of Earliest Event Reported)

AVERY DENNISON CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7685	95-1492269
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Orange Grove Boulevard

Pasadena, California 91103

(Address of Principal Executive Offices) (Zip Code)

(626) 304-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

1.1 Joint Initial Pretrial Conference Brief, filed by the Defendants (as defined below) on December 12, 2003.

ITEM 9. REGULATION FD DISCLOSURE

As previously disclosed in Avery Dennison Corporation’s (“Avery Dennison”) filings with the Securities and Exchange Commission, including Avery Dennison’s latest Form 10-Q filed on November 10, 2003, since April 2003, certain label converters and customers of Avery Dennison and other labelstock manufacturers (collectively, the “Plaintiffs”) have filed a total of eleven federal antitrust complaints against Avery Dennison and certain other labelstock manufacturers (collectively, the “Defendants”).

These complaints have been transferred by the Multidistrict Litigation Panel to the United States Federal District Court for the Middle District of Pennsylvania (Hon. Thomas Vanaskie) for coordinated or consolidated pretrial proceedings.

On December 12, 2003, pursuant to Judge Vanaskie’s procedural order, the Defendants jointly filed a Joint Initial Pretrial Conference Brief (the “Defendants’ Brief”) setting forth the Defendants’ positions with respect to the allegations of the complaints. A copy of the Defendants’ Brief is attached hereto.

On December 12, 2003, the Plaintiffs also filed with the court a joint statement (“Plaintiffs’ Case Management Brief”) setting forth the Plaintiffs’ positions with respect to the allegations in the complaints. A copy of the Plaintiffs’ Case Management Brief can be obtained from the District Court clerk’s office in Scranton, Pennsylvania or online for registered users at the court’s Website www.pamd.uscourts.gov, via the Middle District of Pennsylvania’s Electronic Case Files System (ECF).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Dated: December 15, 2003	By:	/s/ DANIEL R. O’BRYANT
Name: Daniel R. O’Bryant
Title: Chief Financial Officer and
Senior Vice President, Finance